Exhibit 10.2

AMENDMENT TO THE
AEROPOSTALE, INC. SECOND AMENDED AND RESTATED
2002 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) to the Aeropostale, Inc. Second Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) is made by Aeropostale, Inc. (the “Company”).

RECITALS:

WHEREAS, the Company has submitted a proposed second amendment and restatement of the Aeropostale, Inc. 2002 Long-Term Incentive Plan in the form of the Plan for approval by its shareholders at its annual meeting of shareholders scheduled for June 16, 2011;

WHEREAS, the Company’s Board of Directors (the “Board”) has determined it to be in the best interest of the Company and its shareholders to further amend the Plan, in accordance with recommendations of Institutional Shareholder Services, to revise the definition of Change in Control under the Plan, so that the vesting of awards under the Plan will not occur until the consummation of a transaction that would result in a change in control of the Company; and

WHEREAS, pursuant to Section 16 of the Plan, the Board is authorized to amend the Plan in accordance with the terms of this Amendment without shareholder approval;

NOW, THEREFORE, pursuant to the authorization of the Board, to be effective upon the approval of the Plan at its 2011 annual meeting of shareholders, the Plan is hereby amended by restating the definition of “Change in Control” as follows:

(i)	for all equity grants made under the Plan prior to June 16, 2011, the occurrence of one of the following events:

(1) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person; or

(ii)	for all equity grants made under the Plan after June 16, 2011, the occurrence of one of the following events:

(1) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this amendment on June  6, 2011.

AÉROPOSTALE, INC.

/s/ Edward M. Slezak
_____________________________
By: Edward M. Slezak
Its: Secretary